Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Nukkleus Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)		48,000,000	$4.97	$238,560,000.00	0.0001381	$32,945.14

Total Offering Amounts:							$238,560,000.00		32,945.14
Total Fees Previously Paid:									0.00
Total Fee Offsets:									14,545.36
Net Fee Due:									$18,399.78

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Offering Note(s)

(1)	Represents up to 48,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), of Nukkleus Inc. that will be offered for resale by the selling stockholder pursuant to the prospectus contained in the registration statement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Pursuant to Rule 457(c) under the Securities Act, calculated on the basis of the average of the high ($5.23) and low ($4.71) prices per share of the Common Stock reported on the Nasdaq Global Market on December 15, 2024, a date within five business days prior to the initial filing of the registration statement to which this exhibit is attached.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Nukkleus Inc.	(1)	S-1	333-284880	02/12/2025		$14,545.36	Equity	Common Stock, par value $0.0001 per share		$95,005,589.25	$
Fee Offset Sources	Nukkleus Inc.	(2)	S-1	333-284880		02/12/2025							14,545.36

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant paid a registration fee of $14,545.36 in connection with the registration of $95,005,589.25 of shares of Common Stock pursuant to the Registration Statement on Form S-1 (File No. 333-284880) (the “Prior Registration Statement”). The Prior Registration Statement was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder. The Prior Registration Statement was withdrawn by filing a Form RW on September 15, 2025. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $14,545.36, representing the fee paid in connection with the Prior Registration Statement.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	The Registrant paid a registration fee of $14,545.36 in connection with the registration of $95,005,589.25 of shares of Common Stock pursuant to the Registration Statement on Form S-1 (File No. 333-284880) (the “Prior Registration Statement”). The Prior Registration Statement was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder. The Prior Registration Statement was withdrawn by filing a Form RW on September 15, 2025. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $14,545.36, representing the fee paid in connection with the Prior Registration Statement.